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                              INTERNET IMAGE, INC.
                                    NSO PLAN

                             STOCK OPTION AGREEMENT

                    Internet Image, Inc. (the "Company") hereby grants an option to purchase Shares of its Common Stock to the optionee named below on the terms and conditions set forth in this cover sheet and Exhibit A attached hereto (together, the "Stock Option Agreement"):

             Grant Number:                     NSO-1
             Date of Grant                     December 4, 1998
             Vesting Commencement Date         November 4, 1998
             Exercise Price Per Share          US$0.15
             Total Number of Shares Granted    400,000
             Type of Option                    _____ Incentive Stock Option
                                                 X   Nonqualified Stock Option
                                               -----
             Expiration Date                   December 4, 2008

    EXERCISE SCHEDULE:

             The option granted hereunder may be exercised, in whole or in part, based on the vesting schedule as set forth below.

             One-twenty-fourth (1/24) of the shares subject to the option shall vest in the holder thereof on the one month anniversary of the Vesting Commencement Date and an additional one-twenty-fourth (1/24) of the shares subject to the option shall vest in the holder thereof at the end of each full month thereafter. The option is subject to special acceleration of vesting upon the occurrence of certain circumstances, as further described on ATTACHMENT A to this cover sheet.

                   BY SIGNING THIS COVER SHEET, YOU AGREE THAT THIS STOCK OPTION AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THIS COVER SHEET AND EXHIBIT A, WHICH IS ATTACHED HERETO AND MADE A PART OF THIS DOCUMENT.

OPTIONEE:                            INTERNET IMAGE, INC.
                                     a California corporation


_____________________________        By_____________________________________
William J. Almon                       Lung Tsai, Chief Executive Officer


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                              ATTACHMENT A

1. In the event of either (a) the closing of a sale by the Company of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Securities Act"), or (b) a Change of Control (as defined below), then all of the then unvested portion of the Option will immediately vest.

2.       For purposes of the foregoing:

         (a) A "Change of Control" shall be deemed to have occurred if (i) the Company sells or otherwise disposes of all or substantially all of its assets;
(ii) there is a merger or consolidation of the Company with any other corporation or corporations, if the shareholders of the Company, as a group, do not hold, immediately after such event, more than 50% of the voting power of the surviving or successor corporation; or (iii) a person or entity (exclusive of persons who are now officers and directors of the Company), including any "person" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner" (as defined in the Exchange Act) of capital stock of the Company representing 40% or more of the combined voting power of the voting securities of the Company.


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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


TYPE OF OPTION

The type of option which you have been granted is designated on the cover sheet.

VESTING

You may exercise this Option during its term in accordance with the exercise schedule set out in the cover sheet and the applicable provisions of the Company's NSO Plan (the "Plan") and this Stock Option Agreement. In the event of your death, disability or other termination of employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Stock Option Agreement.

DETAILED TERMS OF NSO PLAN

Optionee acknowledges that the NSO Plan is not represented by a separate plan document, but rather has the same terms and conditions of the Company's 1997 Stock Plan (the "1997 Plan"), except as to the number of shares authorized and except that if any term contained herein is inconsistent with the 1997 Plan, then this document shall prevail. Accordingly, all references herein to the term "Plan" shall refer to the terms and conditions of the 1997 Plan as modified by the foregoing sentence.

TERM

Your option may be exercised only within the term set out in the cover sheet, and may be exercised during such term only in accordance with the Plan and this Stock Option Agreement. In any event, your Option will expire on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. It will expire earlier if your Company service terminates, as described below.

REGULAR TERMINATION

In the event of the termination of your consulting relationship or Continuous Status as an Employee for any reason other than death or disability, you may, to the extent otherwise so entitled at the date of such termination, exercise this Option within 90 days after your termination. To the extent that you were not entitled to exercise this Option at the date of such termination, or if you do not exercise your Option within the 90 day period specified above, your Option will terminate.


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DEATH

In the event of your death, the Option may be exercised at any time within twelve (12) months following the date of death by your estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that you could exercise the Option at the date of death.

DISABILITY

If your service with the Company (or any Subsidiary) terminates because of your disability, you may, but only within six (6) months from the date of termination of employment, exercise the Option to the extent otherwise so entitled at the date of such termination.

RESTRICTIONS ON EXERCISE

The Company will not permit you to exercise this option if the issuance of Shares at that time would violate any law or regulation.

NOTICE OF EXERCISE

When you wish to exercise this option, you must notify the Company by filing the proper "Notice of Exercise" form (attached hereto as Exhibit C) at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company. If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT

Your Notice of Exercise must be accompanied by payment of the aggregate purchase price as to all Shares you wish to purchase. Payment of the purchase price shall be by cash or personal check.

WITHHOLDING TAXES

You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of shares acquired upon exercise of this option and the sale of the shares.


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REPRESENTATIONS

If the Shares you intend to purchase have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Company may require you to (i) deliver to the Company your Investment Representation Statement (attached as Exhibit B), which may contain, among other things, an agreement to refrain from sales of the Shares for up to 180 days immediately following an underwritten initial public offering), and (ii) read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

RIGHT OF FIRST REFUSAL

In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Stock Option Agreement, or any interest in such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the notice by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the notice was received by the Company.

If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the notice, you may, not later than three (3) months following receipt of the notice by the Company, conclude a transfer of the Shares on the terms and conditions described in the notice. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares within 30 days after the date when the Company received the notice. The Company's Right of First Refusal shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq National Market.

TRANSFER OF OPTION

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your option in any other way.


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NO EMPLOYMENT RIGHTS

Your option or this Agreement does not give you the right to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserves the right to terminate your service at any time and for any reason.

SHAREHOLDER RIGHTS

You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan. In the event of the proposed dissolution or liquidation of the Company, or of a merger in which the successor corporation does not agree to assume the Option or Stock Purchase Right or substitute an equivalent Option or Stock Purchase Right, the Board shall notify Optionees and Purchasers at least thirty (30) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

LEGENDS

All certificates representing the Shares issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN


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         EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION
         OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

APPLICABLE LAW

This Agreement will be interpreted and enforced under the laws of the State of California.


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                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

OPTIONEE :        William Almon

COMPANY  :        INTERNET IMAGE, INC.

SECURITY :        COMMON STOCK

AMOUNT   :

DATE     :


In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

         (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         (b) Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of

Corporations of the State of California and any other legend required under applicable state securities laws.

         (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

         In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

         (d) Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; PROVIDED HOWEVER that the officers and directors of the Company who own stock in the Company also agree to such restrictions.

         (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

         (f) Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of California. Optionee has read the applicable Commissioner's Rules with respect to such restriction, a copy of which is attached.

                                       Signature of Optionee:


                                       _______________________________________

                                       Date:________________, 19__


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

                                    EXHIBIT C

                               NOTICE OF EXERCISE

Internet Image, Inc.
39560 Stevenson Place, Suite 119
Fremont, CA  94539
Attention: Chief Financial Officer

         1. EXERCISE OF OPTION. Effective as of today, ___________, 19__, the undersigned ("OPTIONEE") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of Internet Image, Inc. (the "Company") under and pursuant to the NSO Plan (the "Plan") and the [ ] Incentive
[ ] Nonstatutory Stock Option Agreement dated _________________ (the "OPTION AGREEMENT").

         2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         3. RIGHTS AS SHAREHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan. Thereafter, Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares.

         4. COMPANY'S RIGHT OF FIRST REFUSAL. Optionee understands and acknowledges that the Shares are subject to certain right of first refusal provisions under the terms of the Plan and Option Agreement.

         5. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

         6.      RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

            (A) LEGENDS. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

            THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH
            SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE
            OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER
            SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE
            HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

             (B) STOP-TRANSFER NOTICES. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

             (C) REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         7. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

         8. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its


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next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

         9. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

         10. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

         11. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         12. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

         13. ENTIRE AGREEMENT. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                              Accepted by:

OPTIONEE:                                  INTERNET IMAGE, INC.,
                                           a California corporation

                                           By:_______________________________

                                           Its:______________________________



______________________________             __________________________________
(address)                                  (address)
______________________________             __________________________________


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